Exhibit 10.2

2005 STOCK OPTION PLAN

for

INCENTIVE STOCK OPTIONS

LPL INVESTMENT HOLDINGS INC.

(F/K/A BD INVESTMENT HOLDINGS INC.)

1.             Purpose.  The purpose of this 2005 Stock Option Plan for Incentive Stock Options (the “ISO Plan”) is to give LPL Investment Holdings Inc. (f/k/a BD Investment Holdings Inc.) and its subsidiaries (the “Company”) a competitive advantage in attracting, retaining and motivating employees.

2.             Type of Stock Options.  Options granted under the ISO Plan shall be deemed “Incentive Stock Options” and shall meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Tax Code”).  No term of the ISO Plan or related option agreement shall be interpreted, amended, nor shall the Board exercise any discretion or authority so as to disqualify the ISO Plan or any related option agreement under such Section 422 of the Tax Code without the consent of the Participant (as defined below) affected.

3.             Administration.  The Board of Directors of the Company (the “Board”), or any committee the Board may designate, shall have plenary authority to administer the ISO Plan.  All decisions made by the Board or designated committee pursuant to the ISO Plan shall be final and conclusive.  The Board or designated committee may correct any defect or supply any omission or reconcile any inconsistency in the ISO Plan or in any option agreement in the manner and to the extent it shall deem appropriate to carry the same into effect.

4.             Eligibility.  Employees of Company or its subsidiaries who contribute to the management, growth and profitability of the Company may be granted options under the ISO Plan at the discretion of the Board (“Participants”).

5.             Form of Option Agreements.  As a condition to the grant of options under the ISO Plan, each Participant shall execute an option agreement in such form as may be approved by the Board.  The terms and provisions of such option agreements may differ among Participants.  Such agreements shall become effective upon execution by the Company and the Participant.  If requested by the Company, each Participant shall enter into a shareholders’ agreement in such form as may be determined by the Company prior to the issuance of any stock under the ISO Plan and related option agreement.

6.             Stock Subject to ISO Plan.  The total number of shares of stock reserved and available for grants under the ISO Plan shall be 3,349,437 shares of common stock of the Company.  The Board may in its discretion make such substitution or adjustments in the aggregate number and kind of shares reserved for issuance under the ISO Plan.  Any shares subject to an option that is forfeited, terminated, canceled or unexercised shall again be available for grant under the ISO Plan.

7.             Purchase Price.  The purchase price per share of common stock purchasable under any option grant shall not be less than 100% of the fair market value per share on the date of grant as determined by the Board.  “Fair market value” means the value of a share of common stock, determined as follows: if on the grant date or other determination date the common stock is listed on an established national or regional stock exchange, is admitted to quotation on The Nasdaq Stock Market, Inc., or is publicly traded on an established securities market, the fair market value of a share of common stock shall be the closing price of the common stock on such exchange or in such market (the highest such closing price if there is more than one such exchange or market) on the grant date or such other determination date (or if there is no such reported closing price, the fair market value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of common stock is reported for such trading day, on the next preceding day on which any sale shall have been reported.  If the common stock is not listed on such an exchange, quoted on such system or traded on such a market, fair market value shall be the value of the common stock as determined by the Board in good faith.

8.             Option Term.  Incentive Stock Options shall not be exercisable more than 10 years after the date of grant.

9.             Adjustments.  The Board shall make or provide for a fair and proportionate adjustment in the number, price and kind of common stock underlying the option in order to maintain the proportional interests of the Participants and preserve the value of the option granted hereunder in the event of any recapitalization, stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, stock exchange or other transaction or event in which shares are increased, decreased, changed into or exchanged for other securities of the Company or of another entity.  Any adjustment shall be made without changing the aggregate purchase price of the option.  Fractional shares will not be issued on account of any such adjustments.

10.           Exercisability.  Options shall vest and become exercisable at such time or times and subject to such terms and conditions as shall be determined by the Board.  The Board may at any time accelerate the vesting, and/or extend the exercise period, of any option.

11.           Method of Exercise. Vested options may be exercised, in whole or in part, at any time during the option term by giving written notice of exercise to the Company in such form as provided by the Company.  Notice shall be accompanied by full payment of the purchase price in a form acceptable to the Company.  No shares of common stock shall be issued until the Participant has made full payment therefor and, if requested, has entered into a shareholders’ agreement in such form as provided by the Company.

12.           Nontransferability.  No option granted under the ISO Plan shall be assignable or otherwise transferable by the Participant other than by will or by the laws of descent and distribution.  The Company shall have no obligation to provide notice to the transferee of the termination of an option due to termination of employment, death, disability or retirement of the original Participant.  No common stock purchased under the ISO Plan or related option agreement shall be assignable or otherwise transferable by the holder without the prior written consent of the Company.

13.           Termination.  If the employment of a Participant terminates for any reason, any option held by that Participant may thereafter be exercised only in accordance with the terms and conditions established by the applicable option agreement.

14.           Company Call Option.  On receipt of written notice of exercise, the Board may elect to cash out all or part of the portion of the shares of common stock for which an option is being exercised.  In that event, the Board shall pay the Participant an amount, in cash or common stock, at the discretion of the Board, equal to the excess of the fair market value of the common stock over the option price times the number of shares of common stock for which the option is being exercised on the effective date of such cash-out.  In the event the Company makes an initial public offering under the Securities Act of 1933, as amended, of any of its outstanding shares of common stock (a “Public Offering”), the provisions of this Section 14 shall terminate upon the completion of the Public Offering.

15.           Mergers, Reorganizations and other Capital Transactions.

(a) Reorganization in Which the Company Is the Surviving Corporation and in which there is no Change of Control.  Subject to Subsection (b) of this Section 15, if the Company shall be the surviving corporation in any reorganization, merger or consolidation of the Company with one or more other corporations in which a Change of Control does not occur, all outstanding options granted under the ISO Plan shall pertain to and apply to the securities, cash or other property (or any combination thereof) to which a holder of the number of shares of common stock of the Company subject to such options would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the purchase price per share so that the aggregate purchase price thereafter shall be the same as the aggregate purchase price of the shares subject to such options immediately prior to such reorganization, merger or consolidation.

(b) Reorganization in Which the Company Is Not the Surviving Corporation or in which there is a Change of Control.  Subject to the exceptions set forth in the last sentence of this Section 15(b), fifteen days prior to the scheduled consummation of a Change of Control (as defined in Section 15(c) herein), all options outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen days.  Any exercise of an option during such fifteen-day period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event.  Upon consummation of any Change of Control, the ISO Plan and all outstanding but unexercised options shall terminate.  The Board shall send written notice of an event that will result in such a termination to all individuals who hold options not later than the time at which the Company gives notice thereof to its stockholders.  This Section 15(b) shall not apply to any Change of Control to the extent that (i) provision is made in writing in connection with such Change of Control for the assumption of the options theretofore granted, or for the substitution for such options of new options covering the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and purchase prices, in which event the ISO Plan and options theretofore granted shall continue in the manner and under the terms so provided or (ii) a majority of the full Board determines that such Change of Control shall not trigger application of the provisions of this Section 15(b).

(c)  Definition of “Change of Control.”  For purposes of this Section 15, Change of Control means (i) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, (ii) a sale of substantially all of the assets of the Company to another entity, or (iii) any transaction (including without limitation a merger or reorganization in which the Company is the surviving entity) which results in any person or entity (other than persons who are stockholders or affiliates of the Company at the time the ISO Plan is approved by the Company’s stockholders) owning 50% or more of the combined voting power of all classes of stock of the Company.

16.           Term.  The ISO Plan will terminate 10 years after the effective date thereof. Under the ISO Plan, granted stock options outstanding as of such date shall not be affected or impaired by the termination of the ISO Plan.

17.           Amendment.  The Board may amend, alter, or discontinue the ISO Plan in its discretion.  If the ISO Plan is discontinued, granted stock options outstanding as of the date of such discontinuation shall not be effected or impaired.

18.           General Provisions.

(1)           The Board may require each person purchasing or receiving shares pursuant to an option grant to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates, if any, for such shares may include any legend which the Board deems appropriate to reflect any restrictions on transfer.

(2)           Nothing contained in the ISO Plan shall prevent the Company or its subsidiaries from adopting other or additional compensation arrangements for its employees, officers and directors.

(3)           Adoption of the ISO Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Company or its subsidiaries to terminate the employment of any employee at any time.

(4)           The ISO Plan and all options granted and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws that would direct the application of laws of any other jurisdiction.

19.           Effective Date of ISO Plan.  The ISO Plan shall be effective as of the date it is approved by a majority of the outstanding voting shares of common stock of the Company.

20.           Blue Sky Provisions.  Notwithstanding the foregoing sections, any option granted under the ISO Plan to a Participant who is a resident of the State of California on the grant date shall be subject to the following additional terms and conditions:

(1)           Options may not be made under the ISO Plan to Participants ten years after the earlier of :(i) the date the ISO Plan was adopted by the Board or (ii) the date the ISO Plan was approved by the shareholders of the Company.

(2)           An option granted under the ISO Plan to a Participant who is a person who owns stock possessing more than 10% of the combined voting power of all classes of stock of the Company or its parent or its subsidiary corporations shall have a purchase price of at least 110% of the fair market value of a share of common stock on the grant date.

(3)           Any option granted under the ISO Plan to a Participant who is not an officer, director, or consultant of the Company or its affiliates shall become exercisable at a rate of at 20% of the shares of stock subject to such grant per year for a period of five years from the grant date; provided, that, such option shall be subject to such reasonable forfeiture conditions as the Board may choose to impose and which are not inconsistent with Section 260.140.41 of the California Code of Regulations or any successor statute (the “California Code”).

(4)           The Company shall deliver to the Participant financial statements on an annual basis regarding the Company.  The financial statements so provided shall comply with Section 260.140.46 of the California Code, but need not comply with Section 260.613 of the California Code.

(5)           Any transfer of an option granted under the ISO Plan authorized by the Board in an option agreement must comply with Section 260.140.41(d) of the California Code.

(6)           Unless a Participant’s employment is terminated for cause as defined by applicable law, the Participant shall have the right to exercise an option prior to its termination in accordance with Section 13 herein and only to the extent that the Participant was entitled to exercise such stock option on the date employment terminates, as follows: (i) at least six months from the date of termination if the termination was caused by the Participant’s death or “permanent and total disability” (within the meaning of Section 22(e)(3) of the Tax Code), and (ii) at least 30 days from the date of termination if termination was caused by other than death or “permanent and total disability” (within the meaning of Section 22(e)(3) of the Tax Code) of the Participant.

(7)           At no time shall the total number of shares of common stock issuable upon exercise of all outstanding options and the total number of shares provided for under all stock bonus or similar plans of the Company exceed the applicable percentage as calculated in accordance with the conditions and exclusions of Section 260.140.45 of the California Code.

The restrictions of this Section 20 shall terminate upon the completion of a Public Offering (as defined in Section 14 above).